Exhibit 99.1

Contacts:

Media: Margaret Kirch Cohen, +1 312-696-6383 or margaret.cohen@morningstar.com

Investors may submit questions to investors@morningstar.com.

FOR IMMEDIATE RELEASE

Morningstar, Inc. Reports Second-Quarter 2015 Financial Results

CHICAGO, July 22, 2015—Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, today announced its second-quarter 2015 financial results.

The company reported net income of $32.2 million, or 72 cents per diluted share, compared with net loss of $9.8 million, or 22 cents per diluted share, in the second quarter of 2014. The year-ago loss reflects a non-recurring expense of $61.0 million—approximately $38.2 million after taxes, or 85 cents per share—related to a previously announced litigation settlement.

Key Operating Metrics

•

Revenue for the quarter was $202.1 million, an increase of 6.7% compared with the same period in 2014. Organic revenue, which excludes the effect of acquisitions, divestitures, and foreign currency translations, rose 10.3%, or $19.4 million.

•

Operating income was $49.7 million, or 24.6% of revenue. Excluding the $61.0 million litigation settlement incurred in the prior-year period, adjusted operating income increased 37.3% and adjusted operating margin improved 5.5 percentage points compared with the second quarter of 2014.

•

Free cash flow for the quarter was $62.7 million, reflecting cash provided by operating activities of $75.9 million and capital expenditures of $13.2 million, an increase of $17.9 million in free cash flow compared with the same period in 2014.

Joe Mansueto, chairman and chief executive officer of Morningstar, said, “Organic revenue rose more than 10% during the quarter, with most of our major products performing well. Revenue for Morningstar Credit Ratings was up more than 60%, reflecting both industry-wide issuance volume and market share gains. Morningstar Direct, Morningstar Data, and Morningstar Retirement Solutions were also solid contributors to organic revenue growth.”

Mansueto added, “Currency movements were a major factor in our results again this quarter, as continued strength in the U.S. dollar reduced revenue from our international operations when translated into U.S. dollars. While headcount was down slightly for the quarter, we continue to see opportunities to invest in our key growth initiatives.”

Balance Sheet and Capital Allocation

•

As of June 30, 2015, cash, cash equivalents, and investments totaled $258.6 million, compared with $224.6 million as of Dec. 31, 2014. The company had $35.0 million of short-term debt as of June 30, 2015.

•	The company expects to pay approximately $8.4 million for its regular quarterly dividend on July 31, 2015.

•

In the second quarter of 2015, the company repurchased approximately 334,000 shares for $25.3 million. As of June 30, 2015, the company had $145.8 million remaining under the current authorization for future repurchases and 44.3 million shares of common stock outstanding.

Comparability of Year-Over-Year Results

Certain items affected the comparability of second-quarter 2015 results versus the same period in 2014:

•	As previously mentioned, the company’s second-quarter 2014 results included a non-recurring expense of $61.0 million in connection with a litigation settlement.

•

Foreign currency translations reduced operating income by $1.1 million during the quarter, including a negative effect on revenue of $7.6 million and a favorable effect on operating expense of $6.5 million.

•

Effective Jan. 1, 2014, the company made changes to its sales commission plan that require a different accounting treatment, resulting in an additional $2.8 million and $0.9 million of amortized commission expense from the previous plan in the second quarters of 2014 and 2015, respectively.

•	Second-quarter results also included $0.9 million in revenue and approximately $2.2 million of incremental operating expense from the June 2014 HelloWallet acquisition.

Use of Non-GAAP Financial Measures

The tables at the end of this press release include a reconciliation of organic revenue, adjusted operating income, adjusted operating margin, and free cash flow to comparable GAAP measures and an explanation of why the company uses these non-GAAP financial measures.

Investor Communication

Morningstar encourages all interested parties—including securities analysts, current shareholders, potential shareholders, and others—to submit questions in writing. Investors and others may send questions about Morningstar’s business to investors@morningstar.com or write to the company at:

Morningstar, Inc.

Investor Relations

22 W. Washington Street

Chicago, IL 60602

Morningstar will make written responses to selected inquiries available to all investors at the same time in Form 8-Ks furnished to the Securities and Exchange Commission, generally on the first Friday of every month.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in North America, Europe, Australia, and Asia. The company offers an extensive line of products and services for individual investors, financial advisors, asset managers, and retirement plan providers and sponsors. Morningstar provides data on more than 500,000 investment offerings, including stocks, mutual funds, and similar vehicles, along with real-time global market data on more than 16 million equities, indexes, futures, options, commodities, and precious metals, in addition to foreign exchange and Treasury markets. Morningstar also offers investment management services through its investment advisory subsidiaries, with more than $180 billion in assets under advisement and management as of June 30, 2015. The company has operations in 27 countries.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others, liability for any losses that result from an actual or claimed breach of our fiduciary duties; failing to maintain and protect our brand, independence, and reputation; failing to differentiate our products and continuously create innovative, proprietary research tools; failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy; liability related to our storage of personal information related to individuals as well as portfolio and account-level information; compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit rating operations; downturns in the financial sector, global financial markets, and global economy; the effect of market volatility on revenue from asset-based fees; a prolonged outage of our database, technology-based products and services, or network facilities; challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India; and trends in the mutual fund industry, including the increasing popularity of passively managed investment vehicles. A more complete description of these risks and uncertainties can be found in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2014. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

All dollar and percentage comparisons, which are often accompanied by words such as “increase,” “decrease,” “grew,” “declined, “ or “was similar” refer to a comparison with the same period in the previous year unless otherwise stated.

Non-GAAP Financial Measures

To supplement Morningstar’s consolidated financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), Morningstar uses the following measures considered as non-GAAP by the U.S. Securities and Exchange Commission: consolidated revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue); consolidated operating income excluding the litigation settlement (adjusted operating income), consolidated operating margin excluding the litigation settlement (adjusted operating margin), and free cash flow. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Morningstar presents consolidated revenue excluding acquisitions, divestitures, and foreign currency translations (organic revenue) because the company believes this non-GAAP measure helps investors better compare period-over-period results.

Morningstar presents operating income and operating margin excluding the litigation settlement (adjusted operating income and adjusted operating margin) to show the effect of this charge, better reflect period-over-period comparisons, and improve overall understanding of Morningstar’s current and future financial performance.

In addition, Morningstar presents free cash flow solely as supplemental disclosure to help investors better understand how much cash is available after Morningstar spends money to operate its business. Morningstar uses free cash flow to evaluate its business. Free cash flow should not be considered an alternative to any measure required to be reported under GAAP (such as cash provided by (used for) operating, investing, and financing activities).

For more information about these non-GAAP measures, please see the reconciliations provided in the accompanying financial tables.

All dollar and percentage comparisons, which are often accompanied by words such as “increase,” “decrease,” “grew,” “declined, “ or “was similar” refer to a comparison with the same period in the previous year unless otherwise stated.

###

©2015 Morningstar, Inc. All Rights Reserved.

MORN-E

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

	Three months ended June 30				Six months ended June 30
(in millions, except per share amounts)	2015	2014	change		2015	2014	change

Revenue	$202.1	$189.4	6.7%		$391.9	$370.6	5.8%
Operating expense:
Cost of revenue	83.2	81.5	2.2%		161.8	157.1	3.0%
Sales and marketing	25.1	27.9	(10.3%	)	50.5	56.4	(10.5%	)
General and administrative	27.8	30.4	(8.6%	)	53.9	56.5	(4.7%	)
Depreciation and amortization	16.3	13.4	21.9%		31.4	25.8	22.0%
Litigation settlement	—	61.0	NMF		—	61.0	NMF
Total operating expense	152.4	214.2	(28.8%	)	297.6	356.8	(16.6%	)
Operating income (loss)	49.7	(24.8)	(300.8%	)	94.3	13.8	585.5%
Operating margin	24.6%	(13.1% )	37.7pp		24.1%	3.7%	20.4pp

Non-operating income:
Interest income, net	0.1	0.6	(82.5%	)	0.3	1.2	(71.6%	)
Other income, net	0.5	5.3	(90.3%	)	—	5.5	NMF
Non-operating income, net	0.6	5.9	(89.4%	)	0.3	6.7	(95.3%	)

Income (loss) before income taxes and equity in net income of unconsolidated entities	50.3	(18.9)	(366.8%	)	94.6	20.5	361.1%
Equity in net income of unconsolidated entities	0.6	0.5	12.1%		1.0	1.1	(6.5%	)
Income tax expense (benefit)	18.7	(8.6)	(317.4%	)	33.6	5.0	567.5%
Consolidated net income (loss)	32.2	(9.8)	(429.5%	)	62.0	16.6	274.0%
Net income attributable to noncontrolling interests	—	—	NMF		(0.2)	—	NMF
Net income (loss) attributable to Morningstar, Inc.	$32.2	$(9.8)	(429.1%	)	$61.8	$16.6	272.2%

Net income (loss) per share attributable to Morningstar, Inc.:
Basic	$0.73	$(0.22)	NMF		$1.39	$0.37	275.7%
Diluted	$0.72	$(0.22)	NMF		$1.39	$0.37	275.7%
Weighted average shares outstanding:
Basic	44.3	44.8	(1.1%	)	44.3	44.8	(1.1%	)
Diluted	44.4	44.8	(0.9%	)	44.4	45.0	(1.3%	)

NMF — Not meaningful, pp — percentage points

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended June 30		Six months ended June 30
(in millions)	2015	2014	2015	2014

Operating activities
Consolidated net income (loss)	$32.2	$(9.8)	$62.0	$16.6
Adjustments to reconcile consolidated net income (loss) to net cash flows from operating activities	21.8	10.0	38.9	$22.2
Changes in operating assets and liabilities, net	21.9	54.6	10.0	27.9
Cash provided by operating activities	75.9	54.8	110.9	66.7
Investing activities
Capital expenditures	(13.2)	(10.0)	(27.6)	(30.8)
Other, net	1.1	(48.6)	1.4	23.6
Cash provided used for investing activities	(12.1)	(58.6)	(26.2)	(7.2)
Financing activities
Common shares repurchased	(25.3)	(15.0)	(27.7)	(36.7)
Dividends paid	(8.5)	(7.7)	(16.9)	(15.3)
Other, net	(12.3)	(2.8)	5.5	(1.0)
Cash provided by used for financing activities	(46.1)	(25.5)	(39.1)	(53.0)
Effect of exchange rate changes on cash and cash equivalents	3.3	1.0	(5.2)	1.6
Net increase (decrease) in cash and cash equivalents	21.0	(28.3)	40.4	8.1
Cash and cash equivalents—Beginning of period	204.6	204.6	185.2	168.2
Cash and cash equivalents—End of period	$225.6	$176.3	$225.6	$176.3

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

	June 30	December 31
(in millions)	2015	2014

Assets
Current assets:
Cash and cash equivalents	$225.6	$185.2
Investments	33.0	39.4
Accounts receivable, net	143.9	136.7
Deferred tax asset, net	10.5	9.0
Income tax receivable, net	—	6.9
Other	22.4	22.6
Total current assets	435.4	399.8

Property, equipment, and capitalized software, net	122.6	117.6
Investments in unconsolidated entities	34.9	28.8
Goodwill	364.2	370.1
Intangible assets, net	83.5	95.9
Other assets	7.0	7.1
Total assets	$1,047.6	$1,019.3

Liabilities and equity
Current liabilities:
Accounts payable and accrued liabilities	$36.0	$34.3
Accrued compensation	58.9	80.5
Deferred revenue	163.1	146.0
Short-term debt	35.0	30.0
Income taxes payable	8.4	—
Other	3.6	3.0
Total current liabilities	305.0	293.8

Accrued compensation	8.2	7.9
Deferred tax liability, net	28.7	26.0
Other long-term liabilities	35.8	37.2
Total liabilities	377.7	364.9
Total equity	669.9	654.4
Total liabilities and equity	$1,047.6	$1,019.3

Morningstar, Inc. and Subsidiaries

Supplemental Data (Unaudited)

	As of June 30
	2015	2014		change

Our business
Morningstar.com Premium Membership subscriptions (U.S.)	122,235	122,736		(0.4%	)
Morningstar.com registered users (U.S.)	8,377,139	8,021,734		4.4%
Advisor Workstation clients (U.S.)	187	170		10.0%
Morningstar Office licenses (U.S.)	4,298	4,201		2.3%
Morningstar Direct licenses	10,839	9,222		17.5%
Assets under management and advisement (approximate)
Investment Advisory services	$82.1 bil	$82.8 bil	(1)	(0.8%	)
Retirement Solutions
Managed Accounts	$38.0 bil	$36.8 bil		3.3%
Plan Sponsor Advice	$28.8 bil	$26.0 bil		10.8%
Custom Models	$18.3 bil	$11.6 bil		57.8%
Retirement Solutions (total)	$85.1 bil	$74.4 bil		14.4%
Morningstar Managed Portfolios	$12.9 bil	$11.9 bil	(1)	8.4%

Our employees (approximate)
Worldwide headcount	3,740	3,800		(1.6%	)
Number of equity and credit analysts	185	175		5.7%
Number of manager research analysts	105	100		5.0%

	Three months ended June 30					Six months ended June 30
(in millions)	2015	2014		change		2015	2014		change
Key product revenue (2)
Morningstar Data	$36.4	$34.9	(3)	4.3%		$70.4	$69.8	(3)	0.9%
Morningstar Advisor Workstation	26.6	24.8		7.3%		52.4	49.3		6.3%
Morningstar Direct	25.1	22.7		10.6%		49.6	44.3		12.0%
Retirement Solutions	16.6	13.8		20.3%		32.1	27.5		16.7%
Morningstar.com	15.0	14.6		2.7%		29.3	28.5		2.8%

Other metrics
Number of commercial mortgage-backed securities (CMBS) new-issue ratings completed	16	9		77.8%		32	18		77.8%
Asset value of CMBS new-issue ratings	$14.2 bil	$4.7 bil		202.1%		$25.3 bil	$10.3 bil		145.6%

(1) Revised to include Ibbotson Australia and a minor classification change.

(2) Key product revenue includes the effect of foreign currency translations.

(3) Revised to include a minor classification change.

Morningstar, Inc. and Subsidiaries

Reconciliations of Non-GAAP Measures with the Nearest Comparable GAAP Measures

To supplement Morningstar’s consolidated financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), the company uses the following non-GAAP measures: consolidated revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue), operating income to operating income, excluding the litigation settlement (adjusted operating income), operating margin to operating margin, excluding the litigation settlement (adjusted operating margin), and free cash flow. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Morningstar presents consolidated revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue) because the company believes this non-GAAP measure helps investors better compare period-over-period results.

Morningstar presents adjusted operating income and adjusted operating margin (operating income and operating margin excluding the litigation settlement) to show the effect of this charge, better reflect period-over-period comparisons, and improve overall understanding of our current and future financial performance.

In addition, Morningstar presents free cash flow solely as supplemental disclosure to help investors better understand how much cash is available after making capital expenditures. Management uses free cash flow to evaluate its business. Free cash flow should not be considered an alternative to any measure required to be reported under GAAP (such as cash provided by (used for) operating, investing, and financing activities).

	Three months ended June 30					Six months ended June 30
(in millions)	2015	2014		change		2015	2014	change

Reconciliation from consolidated revenue to revenue excluding acquisitions, divestitures, and the effect of foreign currency translations (organic revenue):

Consolidated revenue	$202.1	$189.4		6.7%		$391.9	$370.6	5.8%
Less: divestitures	—	—		NMF		—	—	NMF
Less: acquisitions	(0.9)	—		NMF		(4.0)	—	NMF
Unfavorable effect of foreign currency translations	7.6	—		NMF		14.1	—	NMF
Revenue excluding acquisitions, divestitures, and the effect of foreign currency translations	$208.8	$189.4		10.3%		$402.0	$370.6	8.5%

Reconciliation from operating income (loss) to operating income, excluding the litigation settlement (adjusted operating income):

Operating income (loss)	$49.7	$(24.8)		(300.8%	)	$94.3	$13.8	585.5%
Less: litigation settlement	—	61.0		NMF		—	61.0	NMF
Operating income, excluding litigation settlement	$49.7	$36.2		37.3%		$94.3	$74.8	26.1%

Reconciliation from operating margin to operating margin, excluding the litigation settlement (adjusted operating margin):

Operating margin	24.6%	(13.1%	)	37.7pp		24.1%	3.7%	20.4pp
Less: litigation settlement	—	32.2%		(32.2)pp		—	16.5%	(16.5)pp
Operating margin, excluding litigation settlement	24.6%	19.1%		5.5pp		24.1%	20.2%	3.9pp

Reconciliation from cash provided by operating activities to free cash flow:

Cash provided by operating activities	$75.9	$54.8		38.5%		$110.9	$66.7	66.3%
Capital expenditures	(13.2)	(10.0)		32.0%		(27.6)	(30.8)	(10.4%	)
Free cash flow	$62.7	$44.8		40.0%		$83.3	$35.9	132.0%